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                                                                    Exhibit 99.1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

      This First Amendment to the Rights Agreement between KPMG Consulting, Inc., a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"), dated October 2, 2001 (the "Rights Agreement") is hereby adopted as of August 19, 2002.

      WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein);

      WHEREAS, the Company proposes to acquire the outstanding shares of KPMG Consulting AG ("KCA") pursuant to that certain share purchase agreement dated as of June 8, 2002 by and among the Company, KPMG DTG, the majority shareholder of KCA, and minority shareholders of KCA (the "Share Purchase Agreement");

      WHEREAS, the Board of Directors of the Company has determined it advisable and in the best interest of its stockholders to amend the Rights Agreement to ensure that neither the Share Purchase Agreement, public disclosure related to the Share Purchase Agreement, nor the transactions contemplated by the Share Purchase Agreement will cause KPMG DTG or any minority shareholders of KCA to become an "Acquiring Person" (as defined in the Rights Agreement) or to otherwise trigger the Rights.

      WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 27 of the Rights Agreement;

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and in the Rights Agreement, the parties hereby agree as follows:

      Section 1. Amendments to the Rights Agreement. The Rights Agreement is hereby amended as set forth in this Section 1.

            (a) The definition of "Acquiring Person" in Section 1 of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

                      Notwithstanding the foregoing, no Person shall be or become an Acquiring Person by reason of the execution and delivery of the Share Purchase Agreement (the "Share Purchase Agreement") dated as of June 8, 2002 by and among the Company, KPMG DTG and the other Sellers listed in Annex 1 thereto or the issuance of common stock, par value $.01 per share, of the Company pursuant to the Share Purchase Agreement; and

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            (b)  The definition of "Shares Acquisition Date" set forth in
                 Section 1 of the Rights Agreement is hereby amended by adding the following sentence to the end of that definition:

                      Notwithstanding the foregoing, a Shares Acquisition Date shall not occur or be deemed to have occurred as a result of the execution and delivery of the Share Purchase Agreement or the issuance of common stock, par value $.01 per share, of the Company pursuant to the Share Purchase Agreement, or the public disclosure of any fact or event related to the Share Purchase Agreement.

            (c) Section 3(a) of the Rights Agreement shall be amended by adding the following sentence to the end thereof:

                      Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred solely by reason of the execution and delivery of the Share Purchase Agreement or the consummation of the transactions contemplated thereby.

      Section 2. Miscellaneous.

            (a) Except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected by this amendment.

            (b) This amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

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       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of August 19, 2002.

                                       KPMG CONSULTING, INC.


                                       By:    /s/ David W. Black
                                           ---------------------------------
                                       Name:  David W. Black
                                       Title: Executive Vice President,
                                              General Counsel and Secretary


                                       EQUISERVE TRUST COMPANY, N.A.
                                       as Rights Agent

                                       By:    /s/ Margaret Prentice
                                           ---------------------------------
                                       Name:  Margaret Prentice
                                       Title: Managing Director Client
                                              Administration

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